Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002)

I, Ricardo Haynes, certify that:

1. I have reviewed this Amendment to the Regulation A Offering of Webstar Technology Group, Inc.; and

2. Based upon my knowledge, this offering does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: March 17, 2025

/s/ Ricardo Haynes

/s/ Antonio Treminio
Antonio Treminio
Chief Executive Officer